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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): September 26, 2003


                               APACHE CORPORATION
               (Exact name of registrant as specified in Charter)

               DELAWARE                                 1-4300                               41-0747868
     (State or Other Jurisdiction                     (Commission                         (I.R.S. Employer
           of Incorporation)                         File Number)                      Identification Number)
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                              ONE POST OAK CENTRAL
                             2000 POST OAK BOULEVARD
                                    SUITE 100
                            HOUSTON, TEXAS 77056-4400
                    (Address of Principal Executive Offices)


       Registrant's telephone number, including area code: (713) 296-6000


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ITEM 5. OTHER EVENTS

In a series of related transactions on September 26, 2003, Apache Corporation
(the Company) repurchased and retired preferred interests issued by three of its subsidiaries for approximately $444 million. The transactions involved the purchase of preferred stock issued by two of the Company's subsidiaries for approximately $82 million and the retirement of a limited partnership interest in a partnership controlled by a subsidiary of the Company for approximately
$362 million. The amounts included accrued and unpaid dividends on the preferred stock, accrued and unpaid return on capital for the limited partnership interest, and reimbursement for costs incurred by the holders of the preferred interests in connection with the repurchase and retirement. The Company funded the transactions with available cash on hand and by issuing commercial paper under its existing commercial paper facilities.
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           APACHE CORPORATION

Date: September 29, 2003                   By:  /s/ Jon W. Sauer
                                               ----------------------------
                                                Jon W. Sauer
                                                Vice President